Exhibit 10.2

RSU AWARD AGREEMENT (PERFORMANCE-BASED)

OAK STREET HEALTH, INC. OMNIBUS INCENTIVE PLAN

Oak Street Health, Inc. (the “Company”) grants to the Participant named below (“you”) the number of restricted stock units (“RSUs”) set forth below (the “Award”), under this RSU Award Agreement (“Agreement”).

Governing Plan:	Oak Street Health, Inc. Omnibus Incentive Plan, as amended from time to time.
Defined Terms:	As set forth in the Plan, unless otherwise defined in this Agreement.
Participant:	_____________
Grant Date:	[Date]
Number of RSUs:

The actual number of Shares that may become issuable pursuant to the Award shall be determined in accordance with Section 5 below. For purposes of the percentage calculations set forth in the Performance Goal Requirements section, the target number of RSUs granted is _______.

Definition of RSU:	Each RSU entitles you to earn and receive 1 Share in the future, subject to the terms of this Agreement.
Earning and Payment:

The RSUs will become earned and payable, as long as you do not have a Separation from Service before Certification Date as set forth in Sections 5 and 6 below, subject to the attainment of the performance criteria specified below.

RSU TERMS

1.	Grant of RSUs

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(a)

The Award is subject to the terms of the Plan. The terms of the Plan are incorporated into this Agreement by this reference. This Award is intended to be an “Other Share-Based Award” and a “Performance Award” under the Plan.

(b)

You must accept the terms of this Agreement within 10 business days after the Agreement is presented to you for review by returning a signed copy of this Agreement to the Company in accordance with such procedures as the Company may establish. The Committee may unilaterally cancel and forfeit all or a portion of the Award if you do not timely accept the terms of this Agreement.

2.	Restrictions

.

(a)

You will have no rights or privileges of a Stockholder as to the Shares underlying the RSUs before settlement under Section 7 below (“Settlement”), including no right to vote or receive dividends or other distributions; in addition, the following terms will apply:

(i)	you will not be entitled to delivery of any Share certificates for the RSUs until Settlement (if at all), and upon the satisfaction of all other terms;
(ii)	you may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the RSUs or any rights under the RSUs before Settlement;
(iii)	you will forfeit all of the RSUs and all of your rights under the RSUs will terminate in their entirety on the terms set forth in Section 4 below and Section 12(j) below; and
(iv)	no Share underlying an RSU will be considered earned until the end of the Restricted Period applicable to the RSU.
(b)	Any attempt to dispose of the RSUs, any interest in the RSUs, or any Shares in respect of the RSUs in a manner contrary to the terms of this Agreement will be void and of no effect.
3.	Restricted Period and Payment

. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the RSUs, or such applicable portion of the RSUs, are deemed earned and payable under the terms set forth in Sections 5 and 6 and the “Earnings and Payment” section of the table at the beginning of this Agreement.

4.	Forfeiture

. If (a) prior to the applicable date of settlement of the RSUs, you incur a Separation from Service (for the avoidance of doubt, which does not otherwise result in the immediate or continued earning and payment of the RSUs), (b) you materially breach this Agreement, or (c) you fail to meet the tax withholding obligations described in Section 8 below, you will immediately and automatically forfeit all of your rights in respect of the RSUs.

5.	Distribution of Performance-Based RSUs

.

(a)The attached Schedule I specifies the Performance Goals required to be attained during the Performance Period in order for the RSUs to become eligible for settlement. Within 120 days of the end of the Performance Period, the Committee shall determine and certify the actual level of attainment of the Performance Goals (such date, the “Certification Date”). On the basis of that certified level of attainment, the target number of RSUs will be multiplied by the applicable percentage determined in accordance with the percentile matrix set forth in Schedule I. The number of RSUs resulting from such calculation shall constitute the maximum number of RSUs into which this Award shall settle and such settlement shall occur no later than 30 days following the Certification Date. The Committee will determine in its sole discretion the extent, if any, to which the Performance Goal has been satisfied, and it will retain sole discretion to reduce the number of RSUs that would otherwise settle as a result of the performance as measured against the Performance Goal.

(b)Subject to the terms and conditions of this Award and the Plan, a number of RSUs will vest as detailed in the attached Schedule I of this agreement, subject to the Participant’s continued employment through the Certification Date.

(c)The number of RSUs issuable pursuant to this Award is subject to adjustment in the sole discretion of the Committee in the event that your 2022 bonus eligibility is adjusted for any reason, including, without limitation, changes in employment status or changes in compensation.

6.	Delivery of Shares. Delivery of Shares or other amounts under this Agreement will be subject to the following:
(i)

The Company will deliver to you 1 Share for each RSU that has become earned and payable as soon as administratively practicable and no later than 30 days after the RSUs have become earned and payable pursuant to the terms of this Agreement.

(ii)	Any issuance of Shares under the Award may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law.
(iii)	If a certificate for Shares is delivered to you under the Award, the certificate may bear the following or a similar legend as determined by the Company:

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms (including forfeiture) of the Oak Street Health, Inc. Omnibus Incentive Plan and an RSU award agreement entered into between the registered owner and Oak Street Health, Inc. Copies of such plan and agreement are on file in the executive offices of Oak Street Health, Inc.

In addition, any stock certificates for Shares will be subject to any stop-transfer orders and other restrictions as the Company may deem advisable under Applicable Law, and the Company may cause a legend or legends to be placed on any certificates to make appropriate reference to these restrictions. In addition, you acknowledge and expressly agree to the lock-up terms of Section 13.21 of the Plan (and any successor terms).

7.	Taxes

. Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding under the Plan (“Tax-Related Items”), the ultimate liability for all Tax-Related Items owed by you is and will remain your responsibility. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items and (b) does not commit to structure the terms of the Award to reduce or eliminate your liability for Tax-Related Items. You will be required to meet any applicable tax withholding obligation in accordance with the tax withholding terms of Section 13.5 of the Plan (and any successor terms). The RSUs are intended to be exempt from Section 409A, and this Agreement will be administered and interpreted consistently with that intent and with the terms of Section 13.16 of the Plan (and any successor terms).

8.	Adjustment

. Upon any event described in Section 4.2 of the Plan (and any successor sections) occurring after the Grant Date, the adjustment terms of that section will apply to the Award.

9.	Bound by Plan and Committee Decisions

. By accepting the Award, you acknowledge that you have received a copy of the Plan and have had an opportunity to review the Plan, and you agree to be bound by all of the terms of the Plan. If there is any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all Persons.

10.	Regulatory and Other Limitations

. Notwithstanding anything else in this Agreement, the Committee may impose conditions, restrictions, and limitations on the issuance of Shares under the Award unless and until the Committee determines that the issuance complies with (a) all registration requirements under the Securities Act, (b) all listing requirements of any securities exchange or similar entity on which the Shares are listed, (c) all Company policies and administrative rules, and (d) all Applicable Laws.

11.	Miscellaneous

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(a)

Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service (postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time.

(b)	Waiver. The waiver by any party to this Agreement of a breach of any term of the Agreement will not operate or be construed as a waiver of any other or subsequent breach.

(c)

Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company related to the Award. Any prior agreements, commitments, or negotiations related the Award are superseded.

(d)

Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. Your obligations and rights under this Agreement will be binding upon and inure to your benefit and the benefit of your beneficiaries, executors, administrators, heirs, and successors.

(e)

Governing Law; Jurisdiction; Waiver of Jury Trial. You acknowledge and expressly agree to the governing law terms of Section 13.9 of the Plan (and any successor terms) and the jurisdiction and waiver of jury trial terms of Section 13.10 of the Plan (and any successor terms).

(f)	Amendment. This Agreement may be amended at any time by the Committee, except that no amendment may, without your consent, materially impair your rights under the Award.
(g)

Severability. The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by Applicable Law.

(h)

No Rights to Service; No Impact on Other Benefits. Nothing in this Agreement will be construed as giving you any right to be retained in any position with the Company or its Affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its Affiliates—which are expressly reserved—to remove, terminate, or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and Applicable Law. The value of the RSUs is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit. The grant of the RSUs does not create any right to receive any future awards.

(i)

Further Assurances. You must, upon request of the Company, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company to implement this Agreement.

(j)

Clawback. All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any Applicable Law related to such actions, as may be in effect from time to time. You acknowledge and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Grant Date (including the forfeiture, clawback, and detrimental conduct terms contained in Section 13.22 of the Plan as of the Grant Date (and any successor terms)), and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(k)

Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.	Your Representations

. You represent to the Company that you have read and fully understand this Agreement and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of the Award.

By signing below, you are agreeing that your electronic signature is the legal equivalent of a manual signature on this Agreement and you are agreeing to all of the terms of this Agreement, as of the Grant Date.

Participant signature:

Schedule I: Performance Goals

The Performance Goal shall be based on the Company’s attainment over the Performance Period of the Performance Criteria (defined below). Attainment of the Performance Goals at the levels in the following performance matrix will determine, in accordance with Section 5 of the Agreement to which this Schedule I is attached, the number of RSUs in which the Participant is eligible to earn.

The “Performance Period” shall begin on [***] and end on [***], unless otherwise provided in this Agreement.

The Performance Goals are [***]% based on [***] and [***]% on [***].The [***] Performance Criteria are:

[insert chart showing minimum, target and maximum level of performance and corresponding payout levels]

The [***] Performance Criteria are

[insert chart showing minimum, target and maximum level of performance and corresponding payout levels]

If the [***] or [***] results fall between the minimum, target or maximum targets shown above, then the number of RSUs that are earned will be determined using linear straight-line interpolation.

In the event that the Company experiences a Change in Control, RSUs under this Award shall automatically become earned and payable at the greater of: (1) 100% or (2) the percentage determined based on the performance level for the Performance Period, as determined by the Committee; provided that, for purposes of such determination under this clause (2), each Performance Period shall be deemed to have ended as of the date of such Change in Control.

In addition, the number of RSUs earned, provided that the Company achieves at least minimum performance on the Performance Goals, shall be increased by [***]% of the target number in the event that the Company achieves [***], as determined by the Committee. Also, in the event that the Company achieves at least target level on both [***] and [***], the RSUs earned shall be increased by [***]% of the target level. In no event shall the total earned RSUs exceed [***]% of the target level.

In the event of a Separation from Service prior to the Certification Date and you are a party to any employment agreement or a participant in any benefit plan providing for applicable post-termination compensation, the Committee will determine, in its discretion, how to adjust this Award, including, without limitation, by converting all or a portion of the Award, to a cash payment to equitably comply with such agreement or plan.

Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Appendix, shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.

Schedule I